                             Exhibit 23.2


                     Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the Kittitas Valley Bancorp 1996 Director Stock Option Plan and the Kittitas Valley Bancorp Employee Stock Option Plan of our report dated October 30, 1997, except for Note 23 as to which the date is June 16, 1998, with respect to the supplemental consolidated financial statements of InterWest Bancorp, Inc. included in its Current Report on Form 8-K/A, filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP

Seattle, Washington
October 14, 1998